CARGILL DIRECT

FUTURES ADVISORY AGREEMENT

This Agreement is made and entered into as of the ~~15th~~ 30 day of ~~February,~~ March 2006, by and between Cargill Commodity Services Inc., a Delaware corporation doing business as Cargill Direct (the "Advisor" or "CD"), and Gateway Ethanol, LLC (the "Client").

WITNESSETH

WHEREAS, CD is a commodity-trading advisor registered with the Commodity Futures Trading Commission ("CFTC") and a member of National Futures Association;

WHEREAS, pursuant to Regulation 4.31 of the CFTC under the Commodity Exchange Act, as amended, CD has heretofore delivered to Client a Disclosure Document dated **January 12, 2006** (the "Disclosure Document");

WHEREAS, Client has reviewed and understands the Disclosure Document and is, by execution and delivery of this Agreement, delivering to CD acknowledgment of Client's receipt thereof, in accordance with Regulation 4.31(b) of the CFTC;

WHEREAS, Client desires to obtain the benefit of CD knowledge and experience by retaining the Advisor to provide advice pursuant to the CD Protein and Grain Risk Management Program described in the Disclosure Document (the "Advisory Program");

WHEREAS, CD desires to provide such advisory services, upon the terms and conditions set forth in the Disclosure Document and herein, it being understood and agreed that the terms on which any futures brokerage services are performed in connection with such advice, through a Managed Account or otherwise, shall be established by the customer agreement between Client and the futures commission merchant ("Broker") selected by Client. If Client authorizes CD to place futures and futures options trades for Client's account, Client will execute the Managed Account documents required by such Broker and the Power of Attorney Agreement attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ***Advisory Services.*** Client hereby retains CD to provide advisory services with respect to futures and options positioning. CD will provide such advice pursuant to the Advisory Program. CD's advice pursuant to the Advisory Program may include transactions in futures and futures options (collectively and individually the "Hedging Transactions"). CD shall devote reasonable time and reasonable effort, skill and attention to the performance of such advisory services.

*Certain portions of this agreement have been omitted and filed separately with the Commission pursuant to a confidential treatment request.

2. ***Term of Agreement.*** The term of this Agreement shall commence as of the date hereof and shall expire on December 31, 20__ (the "Initial Term"). After the expiration of the Initial Term, this Agreement shall continually renew for successive one-year terms, unless either Party gives the other Party at least thirty days prior written notice of termination effective at the expiration of the then-current term.

3. ***Compensation.*** As compensation for the advisory services performed by CD each usage year (December 1 through November 30) during the term of this Agreement, Client agrees to pay CD a performance incentive as follows: (1) [*] of the amount by which the [*] the [*] or the applicable [*] for such year [*] by [*] (2) [*] of the amount by which the [*] of the [*] closing wheat [*] as quoted by the [*] ([*]) [*] the [*] of the applicable [*] for such year [*] by [*]

A. ***Definitions:***

1. Cargill Hedge Price is the final futures buying price achieved by CD for wheat for the applicable shipment period taking into account all gains and losses from hedging the same during the Pricing Period through Cargill's hedging for Client's account in connection with this Agreement.

Client will maintain trading accounts for the purpose of determining the Cargill Hedge Prices and will provide discretionary trading authority to CD to enter trades on Client's behalf. CD will assume that Client wheat usage ("Projected Wheat Usage") is 115 contracts for each quarter during the Usage Year when hedging (you may want to do this by month since shipment period is monthly). In the event that Client's actual wheat usage is significantly different (greater than 10%) than the applicable Projected Wheat Usage, Client will make a commercially reasonable effort to communicate those changes at the earliest time possible. In such event, CD will make every reasonable effort to minimize the economic impact to Client's hedge position. The Parties agree that trades made to accommodate Client's adjustment to the Projected Wheat Usage will not be taken into account in the calculation of the Performance Incentive.

2. Pricing Period is the period during which Client's Projected Wheat Usage for the Shipment Period will be hedged in Client's account and shall run from the effective date of this Agreement through the MGEX close on the last trading day of the calendar month preceding the first day of the applicable shipment period.

B. ***Payment.*** All compensation due to CD from Client under this Agreement shall be paid to Cargill, Incorporated ("Cargill") in connection with any payments due from Client to Cargill in connection with the Integrated Risk Management Master Agreement between Cargill and Client.

4. ***Standard of Liability; Risk of Loss.*** Client represents and warrants that it understands the risks involved with the Advisory Program, including, without limitation, the risks associated with Hedging Transactions; the possibility that an entire investment may be lost

and that liability could exceed the assets in Client's brokerage account; the fact that such brokerage account will be subject to brokerage commissions regardless of whether profits are earned; that even if best efforts are used to close out all positions in the account at a particular time, there is no assurance that any such open positions will be closed out without incurring additional losses; and that fees for CD advisory services will be charged regardless of whether the Advisory Program as a whole is successful. The Advisor makes no guarantee that its Advisory Program will result in a profit or will not result in a loss for Client. CD, its principals, officers, employees, agents and affiliates shall not be liable, responsible or accountable in damages or otherwise to Client, its successors or assigns, except for gross negligence or reckless or intentional misconduct. All advice provided to Client pursuant to the Advisory Program, is at Client's risk, and Client shall be solely liable therefore under all circumstances. Client is willing and financially able to sustain such losses should they occur. CD shall not be liable to Client for the loss of any margin deposits or other Client funds or property that is the direct or indirect result of the bankruptcy, insolvency, liquidation, receivership, custodianship or assignment for the benefit of creditors of any bank, clearing or other broker, exchange, clearing organization or similar entity, or of any grain elevator or other storage facility.

5. Management of Various Accounts. Although CD may make uniform non-tailored recommendations to some of its clients pursuant to the Advisory Program, Client understands that CD may make specific recommendations to other clients and advise these clients and/or manage their accounts according to marketing plans that may differ from those of other clients. It is understood that such variation may result in substantial differences between the results achieved by Client and the results achieved by other clients advised by CD. CD hereby represents and warrants that under no circumstances will it knowingly recommend or use strategies for Client that are inferior to strategies recommended or used for any other similarly situated client advised by CD, nor will it knowingly or deliberately favor any client advised by CD over Client in any way or manner.

6. Confidentiality. CD agrees to respect and protect the confidentiality of information pertaining to Client. Client agrees to respect and protect the confidentiality of CD's strategies to the fullest extent practicable. Client shall (1) limit access to and knowledge of CD's advice, positions, trades and trading methods to those with a reasonable need to know (2) prevent others under its control from knowingly duplicating in other accounts the positions and trades recommended or effected on behalf of Client, if any, and (3) shall not duplicate, reprint or resell any of the printed material provided to Client by CD.

7. Notices. All notices, demands and other communications made hereunder shall be in writing and shall be deemed to have been duly given if hand delivered or mailed by registered mail to the address stated herein, or to such other address as the parties may hereafter direct in writing:

If to CD:

Cargill Direct
c/o Cargill, Incorporated
15407 McGinty Road West, Mailstop 20
Wayzata, MN 55391 Attn: Brian Kjesbo

If to Client:
Gateway Ethanol, LLC
1320 East 1st Street
Pratt, KS 67124
Attn: Richard Jarboe

8. ***Governing Law.*** This Agreement shall be construed and governed by, the laws of the State of Minnesota without regard to principles of conflicts of laws. If any one or more of the provisions of this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

9. ***Successors and Assigns***. This Agreement shall be binding upon and inure to the benefit of CD, its successors and assigns, and Client may not assign this Agreement absent the consent of CD.

10. ***Termination***. Either party may terminate this Agreement on thirty days prior written notice to the other party; notice shall be effective on the date such written notice is received. In the event of such termination, Client shall pay to CD any accrued and unpaid fees payable to CD pursuant to this Agreement.

11. ***Counterparts***. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, duly authorized representatives or officers of Client and CD have executed this Agreement on the day and year first written above.

GATEWAY ETHANOL, L.L.C.

By: ______________________

Name: H. Richard Jarboe, President

Cargill Commodity Services, Inc., dba
CARGILL DIRECT

By: ______________________

Name: Dennis C. Inman

Title: President - CCS

POWER OF ATTORNEY FOR FUTURES AND OPTIONS ON FUTURES TRANSACTIONS

Client hereby irrevocably constitutes and appoints CD as Client's agent and true and lawful attorney-in-fact, in its name, place and stead, to (i) buy and sell (including short sales) futures contracts and options on such contracts, on margin or otherwise, and physical commodities for the account and risk of Client through the Managed Account and (ii) order withdrawal of funds from the Managed Account to pay the brokerage commissions owed to Broker. Client hereby agrees to indemnify and hold CD, its principals and affiliates, harmless from, and pay CD promptly upon demand, any and all loss, cost, indebtedness and liabilities arising therefrom. Client hereby ratifies and confirms any and all transactions made by CD on behalf of or for the Account of Client, and acknowledges that Client shall have no right of prior consultation with CD or of approval of particular trades. As attorney-in-fact, CD shall be, in all matters necessary or incidental to the conduct of the Managed Account authorized to act for Client in the same manner and with the same force and effect as Client might or could do. The foregoing power of attorney and commodity trading authority shall be deemed to be continuing and shall remain in full force and effect until such time as this Agreement shall have been terminated pursuant to this Agreement. Such power of attorney may not be modified or limited orally or by any course of dealing between CD and Client; any such modification or limitation being required to be in writing to be of any force or effect.

GATEWAY ETHANOL, L.L.C.

By: [signature]

Name: H. Richard Jarboe, President

[initials]

Cargill Commodity Services, Inc., dba
CARGILL DIRECT

By: [signature]

Name: Dennis C. Inman

Title: President – CSS